City of Mankato
                             Mortgage Loan Agreement

         THIS INDENTURE, made this 6th day of October, 1999, between W. Kirk Hankins, d/b/a Winland Electronics Inc., (hereinafter referred to as Mortgagor), and the City of Mankato, Mortgagee.

         WITNESSETH, that the Mortgagor, in consideration of the sum of ONE HUNDRED FIFTY THOUSAND and 0/100 DOLLARS ($150,000.00), the Mortgagor in hand paid by the Mortgagee, the receipt whereof is hereby acknowledged, does hereby convey unto the Mortgagee, Forever, all of the land located in the County of Blue Earth, and State of Minnesota, described as follows:

         Property Location:

                  1950 Excel Drive
                  Mankato, MN

         Legal Description:

                  Eastwood Industrial Centre
                  Lot 4 & N201.9'

together with all hereditaments and appurtenances belonging thereto (the property).

         TO HAVE AND TO HOLD THE SAME, to the Mortgagee forever. The Mortgagor covenants with Mortgagee as follows: That Mortgagor is lawfully seized of the Property and has good right to convey the same; that the Property is free from all encumbrances except as follows:

         1. First mortgages secured by commercial lenders in financing this project.

         PROVIDED, NEVERTHELESS, That if the Mortgagor shall pay to the Mortgagee the sum of ONE HUNDRED AND FIFTY THOUSAND and 0/100 ($150,000.00) DOLLARS, according to the terms of the promissory note of even date herewith (the Note), the final payment being due and payable November 1, 2009, with interest at the rate of 6.0% percent per annum, and shall repay to the Mortgagee at the times and with interest as specified, all sums advanced in protecting the lien of this Mortgage, in payment of taxes of the Property, insurance premiums covering buildings thereon, principal or interest on any prior liens, expenses and attorney's fees herein provided for and sums advanced for any other purpose authorized herein, and shall keep and perform all the covenants and agreements herein contained, then this Mortgage shall be null and void, and shall be released at the Mortgagor's expense.

AND THE MORTGAGOR covenants with the Mortgagee as follows:

         1. To pay the principal sum of money and interest as specified in the Note;

         2. To pay all taxes and assessments now due or that may hereinafter become liens against the Property before penalty attaches thereto;

         3. To keep all buildings, improvements and fixtures now or later located on or a part of the Property insured against loss by fire, extended coverage perils, vandalism, malicious mischief and, if applicable, steam boiler explosion, for at least the amount of full and insurable value at all times while any amount remains unpaid under this Mortgage. If any of the buildings, improvements or fixtures are located in a federally designated flood zone, and if flood insurance is available for that area, Mortgagor shall procure and maintain flood insurance in amounts reasonably satisfactory to the Mortgagee. Each insurance policy shall contain a loss payable clause in favor of the Mortgagee affording all rights and privileges customarily provided under the so-called standard mortgage clause. In the event of damage to the Property by fire or other casualty, the Mortgagor shall promptly give notice of such damage to the Mortgagee and the insurance company. The insurance shall be issued by an insurance company or companies licensed to do business in the State of Minnesota and acceptable to the Mortgagee. The insurance policies shall provide for not less than ten days written notice to the Mortgagee before cancellation, non-renewal, termination, or change in coverage, and the Mortgagor shall deliver to the Mortgagee a duplicate original or certificate of such insurance policies;

         4. To pay, when due, both principal and interest of all prior liens or encumbrances;

         5. To commit or permit no waste on the Property and to keep it in good repair;

         6. To complete forthwith any improvements which may hereafter be under course of construction on the Property; and

         7. To pay any other expenses and attorney's fees incurred by the Mortgagee by reason of litigation with any third party for the protection of the lien of this Mortgage.

         In case of failure to pay said taxes and assessments, prior liens or encumbrances, expenses and attorney's fees as above specified, or to insure said buildings, improvements, and fixtures and deliver the policies as aforesaid, the Mortgagee may pay such taxes, assessments, prior liens, expenses and attorney's fees and interest thereon, or obtain such insurance, and the sums so paid shall bear interest from the date of such payment at the same rate set forth in the Note, and shall be impressed as an additional lien upon the Property and be immediately due and payable from the Mortgagor to the Mortgagee and this Mortgage shall from date thereof secure the repayment of such advances with interest.

         In case of default in any of the foregoing covenants, the Mortgagor confers upon the Mortgagee the option of declaring the unpaid balance of the Note and the interest accrued thereon, together with all sums advanced hereunder, immediately due and payable without notice, and hereby authorizes and empowers the Mortgagee to foreclose this Mortgage by judicial proceedings or to sell the Property at public auction and convey the same to the purchaser in fee simple in accordance with the statute, and out of the moneys arising from such sale to retain all sums secured hereby, with interest and all legal costs and charges of such foreclosure and the maximum attorney's fee permitted by law, which costs, charges and fees the Mortgagor herein agrees to Pay.

         The Mortgagor and the Mortgagee further covenant and agree as follows:

         1. Mortgagor shall be furnished a conformed copy of the Note and of this Mortgage at the time of execution or after recordation hereof.

         2. Upon default of any covenant or agreement by Mortgagor under the terms of the Note or this Mortgage, Mortgagee prior to foreclosure shall mail notice to Mortgagor as provided herein specifying: (a) the nature of the default by the Mortgagor;
                  (b) the action required to cure such default; (c) a date, not less than thirty (30) days from the date the notice is mailed to Mortgagor by which such default must be cured; and (d) that failure to cure such default on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage and sale of the Property. The notice shall further inform Mortgagor of the right to reinstate after acceleration and the right to bring a court action to assert the non-existence of a default or any other defense of the Mortgagor to acceleration and sale.

         3. In addition to any notice required under applicable law to be given in another manner, (a) any notice to the Mortgagor provided for in this Mortgage shall be given by mailing such notice by certified mail addressed to the Mortgagor at the Property address or at such other address as the Mortgagor may designate by notice in writing to the Mortgagee as provided herein, and (b) any notice to the Mortgagee shall be given by certified mail, return receipt requested, to Mortgagee at the following address: City of Mankato, 10 Civic Center Plaza, Mankato, MN 56002 or to such other address as Mortgagee may designate by notice in writing to the Mortgagor as provided herein. Any notice provided for in this Mortgage shall be deemed to have been given to Mortgagor or Mortgagee when given in the manner designated herein.

The terms of this Mortgage shall run with the Property and bind the parties hereto and their successors in interest.


IN TESTIMONY WHEREOF, the Mortgagor has hereunto set their hand the day and year first above written.


Mortgagor(s)

/s/ W. K. Hankins                            10-5-99
                                             Date

------------------------------               ----------------------
                                             Date



STATE OF Minnesota         )
                           )ss.
COUNTY OF Blue Earth       )

         The foregoing instrument was acknowledged before me this 5th day of October, 1999, by W. Kirk Hankins.

                                             /s/ Jodi Tuchek

NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK)


STATE OF Minnesota         )
                           )ss.
COUNTY OF Blue Earth       )

         The foregoing instrument was acknowledged before me this ___ day of _________, 1998, by



                                            -------------------------------.


NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK)

This document was drafted by:
City of Mankato Legal Department
10 Civic Center Plaza
Mankato, MN 56002